Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-202736, 333-40031, 333-69467, 333-67274, 333-99247, 333-120959, 333-143387, 333-176133, 333-182047, 333-188455 and 333-195888 on Form S-8 of Lattice Semiconductor Corporation of our report dated February 24, 2015, relating to the consolidated financial statements of Silicon Image, Inc. and subsidiaries, appearing in this Current Report on Form 8-K/A of Lattice Semiconductor Corporation dated May 26, 2015.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
May 26, 2015